Exhibit 99.1

ROCKY GAP GOLF COURSE AND HOTEL/MEETING CENTER,
A PROJECT OF MARYLAND ECONOMIC
DEVELOPMENT CORPORATION

Management's Discussion and Analysis and Financial Statements
Together with Independent Auditors’ Report
For the Years Ended June 30, 2012 and 2011

ROCKY GAP GOLF COURSE AND HOTEL/MEETING CENTER,
A PROJECT OF MARYLAND ECONOMIC
DEVELOPMENT CORPORATION (MEDCO)

Table of Contents

Page

Management’s Discussion and Analysis	1-7

Independent Auditors’ Report	8

Financial Statements:

Balance Sheets as of June 30, 2012 and 2011	9

Statements of Revenues, Expenses and Changes in Net Deficit for the Years Ended June 30, 2012 and 2011	10

Statements of Cash Flows for the Years Ended June 30, 2012 and 2011	11

Notes to Financial Statements	12-27

ROCKY GAP GOLF COURSE AND HOTEL/MEETING CENTER,
A PROJECT OF MEDCO

Management’s Discussion and Analysis
For the Years Ended June 30, 2012 and 2011

As management of Rocky Gap Golf Course and Hotel/Meeting Center (the Project), a project of Maryland Economic Development Corporation (MEDCO), we offer readers of the Project’s financial statements this narrative overview and analysis of the financial activities of the Project for the fiscal years ended June 30, 2012 and 2011. Management’s Discussion and Analysis (MD&A) is designed to (a) assist the reader in focusing on significant financial issues, (b) provide an overview of the Project’s financial activity, and (c) identify changes in the Project’s financial position. We encourage readers to consider the information presented here in conjunction with the Project’s financial statements and accompanying notes.

Financial Highlights

The financial highlights of the Project for the year ended June 30, 2012 were as follows:

•
On August 3, 2012, the Project was sold to Lakes Entertainment (Lakes) via an Asset Purchase Agreement (the Agreement).  The Project was sold for $6,901,000.  The agreement provided for the assignment of the ground lease to Lakes and forgiveness of all liabilities of the Project due to the Department of Business and Economic Development and the Department of Natural Resources.  MEDCO contributed $3,000,000 at closing, $1,365,000 of which was repaid to MEDCO at closing for its operating advances and $1,500,000 of which will be repaid with interest from payments by Lakes on the amended and restated ground lease.

•	The liabilities of the Project exceeded its assets as of June 30, 2012 by $59,971,000 (net deficit) as a result of the Project’s cumulative losses.

•	The accumulated net deficit increased by $5,769,000 as a result of the Project’s loss in 2012.

The financial highlights of the Project for the year ended June 30, 2011 were as follows:

•	The liabilities of the Project exceeded its assets as of June 30, 2011 by $54,202,000 (net deficit) as a result of the Project’s cumulative losses.

•	The accumulated net deficit increased by $6,147,000 as a result of the Project’s loss incurred in 2011. The Project’s operating loss increased by $496,000 in 2011 compared to 2010.

•
In its 2011 session, the Maryland state legislature enacted legislation permitting a lower tax rate on video lottery operations with up to 1,000 machines provided the operator also purchases the Project.

ROCKY GAP GOLF COURSE AND HOTEL/MEETING CENTER,
A PROJECT OF MEDCO

Management’s Discussion and Analysis
For the Years Ended June 30, 2012 and 2011

Overview of the Financial Statements

This MD&A is intended to serve as an introduction to the Project’s financial statements. The Project is intended to be a self-supporting entity and follows enterprise fund reporting; accordingly, the financial statements are presented using the economic resources measurement focus and the accrual basis of accounting. Enterprise fund statements offer short-term and long-term financial information about the activities and operations of the Project. These statements are presented in a manner similar to a private business such as a commercial real estate project. The Project’s statements consist of two parts: the financial statements and notes to the financial statements.

The Financial Statements

The Project’s financial statements are designed to provide readers with a broad overview of its finances, in a manner similar to a private-sector business.

The balance sheets present information on all of the Project’s assets and liabilities, with the difference between the two reported as net deficit. During 1996, MEDCO issued limited obligation revenue bonds to provide capital financing for development of a golf course and hotel/meeting center located in Rocky Gap State Park, Allegany County (the County), Maryland. The proceeds were deposited with a trustee and invested, generally in government backed securities, guaranteed investment contracts or repurchase agreements, until disbursed for the acquisition or construction of capital assets or support of operations.  During 2008, MEDCO issued a new series of limited obligation revenue bonds, the proceeds of which were utilized primarily to repay the bonds issued in 1996.

The revenue bonds were issued in MEDCO’s name; however, MEDCO has no obligation for the bonds beyond the revenues of the Project.

The statements of revenues, expenses, and changes in net deficit present the operating activities of the Project and sources of non-operating revenues and expenses.

The statements of cash flows present summarized sources and uses of funds for the Project. Cash flows from operating activities generally represent the results of operating the golf course and hotel/meeting center, exclusive of interest income and expense.  Cash flows from financing and investing activities generally reflect the incurrence of debt obligations, the subsequent investment in the Project, and periodic principal and interest payments on the debt and earnings on investments.

Notes to the Financial Statements

The notes provide additional information that is essential to a full understanding of the data provided in the financial statements. The notes to the financial statements can be found on pages 12 – 27 of this report.

ROCKY GAP GOLF COURSE AND HOTEL/MEETING CENTER,
A PROJECT OF MEDCO

Management’s Discussion and Analysis
For the Years Ended June 30, 2012 and 2011

Financial Analysis of Rocky Gap Golf Course and Hotel/Meeting Center

The following table summarizes the Project’s financial position as of June 30:

	2012	2011	2010

Current assets	$759,633	$1,034,203	$870,498
Net capital assets	24,506,350	25,597,056	26,709,089
Other assets	214,930	331,902	399,706

Total Assets	$25,480,913	$26,963,161	$27,979,293

Current liabilities	$2,721,918	$2,679,712	$1,736,782
Non-current liabilities	82,729,694	78,484,986	74,296,829

Total Liabilities	$85,451,612	$81,164,698	$76,033,611

Invested in capital assets, net of related debt	$(11,521,197)	$(10,463,663)	$(9,381,348)
Restricted net deficit	(48,449,502)	(43,737,874)	(38,672,970)

Total Net Deficit	$(59,970,699)	$(54,201,537)	$(48,054,318)

Significant factors in the changes in the Project’s financial position for the year ended June 30, 2012 include:

•	Current assets decreased $275,000 as a result of a $129,000 decrease in accounts receivable from reduced group business and a $175,000 decrease in cash for payments on accounts payable.

•	Net capital assets decreased $1,091,000 as a result of depreciation, partially offset by expenditures of $99,000, primarily golf course equipment.

•
Non-current liabilities increased $4,245,000 primarily as a result of increases in accrued interest and the issuance of additional bonds related to accrued and deferred interest payments of $1,838,000 and an increase in accrued expenses related to unpaid ground rent and management and service fees of $2,444,000.

•	The net deficit increased $5,769,000 during the year ended June 30, 2012 as a result of the Project’s loss during 2012.

ROCKY GAP GOLF COURSE AND HOTEL/MEETING CENTER,
A PROJECT OF MEDCO

Management’s Discussion and Analysis
For the Years Ended June 30, 2012 and 2011

Financial Analysis of Rocky Gap Golf Course and Hotel/Meeting Center – continued

Significant factors in the changes in the Project’s financial position for the year ended June 30, 2011 include:

•	Current assets increased $164,000 primarily due to an increase in cash on deposit. The cash increase is a direct result of a $292,000 increase in accounts payable and accrued expenses.

•	Net capital assets decreased $1,112,000 as a result of depreciation, partially offset by expenditures of $109,000, primarily for golf course equipment.

•
Current liabilities increased $943,000 due to a $292,000 increase in accounts payable and accrued expenses, $565,000 of operating capital advances from MEDCO and increases in sales taxes and advance deposits collected of $358,000, partially offset by a $288,000 payment on current notes payable.

•
Non-current liabilities increased $4,188,000 primarily as a result of increases in accrued interest and the issuance of additional bonds related to accrued and deferred interest payments of $1,838,000 and an increase in accrued expenses related to unpaid ground rent and management and service fees of $2,419,000.

•	The net deficit increased $6,147,000 during the year ended June 30, 2011 as a result of the Project’s loss during 2011.

ROCKY GAP GOLF COURSE AND HOTEL/MEETING CENTER,
A PROJECT OF MEDCO

Management’s Discussion and Analysis
For the Years Ended June 30, 2012 and 2011

Financial Analysis of Rocky Gap Golf Course and Hotel/Meeting Center – continued

The following table summarizes the Project’s revenues and expenses for the years ended June 30:

	2012	2011	2010
Operating Revenues:
Room rental	$3,530,828	$3,538,680	$3,834,524
Food and beverage	3,377,985	3,683,069	3,885,094
Golf	885,812	927,725	868,712
Spa	337,046	328,749	295,471
Recreational services and other	295,173	439,051	708,179

Total Operating Revenues	8,426,844	8,917,274	9,591,980

Operating Costs and Expenses:
Rooms	846,939	897,442	971,337
Food and beverage	2,683,310	2,982,737	2,949,336
Golf	729,258	1,012,492	1,013,019
Spa	228,921	242,887	221,917
Recreational services and other	316,136	432,351	535,985

Undistributed Costs and Expenses:
Property operating costs	1,493,117	1,583,329	1,607,757
Administrative and general	1,226,239	1,151,062	1,190,318
Depreciation and amortization	1,189,888	1,221,112	1,255,923
Sales and marketing	816,604	940,688	920,306
Management and service fees	771,031	747,565	724,681
Ground rent	2,013,220	2,013,220	2,013,220

Total Costs and Expenses	12,314,663	13,224,885	13,403,799

Operating Loss	(3,887,819)	(4,307,611)	(3,811,819)

Net Non-operating Expenses	(1,881,343)	(1,839,608)	(1,855,564)

Increase in Net Deficit	(5,769,162)	(6,147,219)	(5,667,383)

Net Deficit, beginning of year	(54,201,537)	(48,054,318)	(42,386,935)

Net Deficit, end of year	$(59,970,699)	$(54,201,537)	$(48,054,318)

ROCKY GAP GOLF COURSE AND HOTEL/MEETING CENTER,
A PROJECT OF MEDCO

Management’s Discussion and Analysis
For the Years Ended June 30, 2012 and 2011

Financial Analysis of Rocky Gap Golf Course and Hotel/Meeting Center – continued

Significant factors in the results for the year ended June 30, 2012 include:

•
Food and beverage revenue decreased $305,000 and costs decreased $299,000 as a result of reduced group business functions.  Costs were further impacted by a 2% increase in food costs and a 0.9% increase in beverage costs.

•
Recreational services and other revenue decreased $144,000 due to the expiration of certain terms of the Cash Flow Sharing Agreement under which 50% of the County hotel rental tax proceeds were to be remitted to the trustee from December 1, 2008 through November 30, 2010 and applied as set forth in the indenture.  Proceeds recognized as income totaled $0 and $76,000 in 2012 and 2011, respectively.  As of June 30, 2012, $43,000 of the income had not been remitted to the trustee.  All other proceeds from the County hotel rental tax are remitted to the County.

•	Golf expenses decreased $283,000 from the purchase of certain equipment and reduced leasing expense and from overall cost reduction efforts.

•	Property operating costs decreased $90,000 primarily due to a $91,000 decrease in utility costs.

•	Sales and marketing expenses decreased $124,000 primarily due to a $109,000 decrease in advertising costs.

Significant factors in the results for the year ended June 30, 2011 include:

•
Room rentals decreased $296,000 as a result of a 1.4% decrease in occupancy and an average room rate that was $3.61 lower than 2010.  Room department expense decreased $74,000 as a result of the reduced occupancy.

•
Food and beverage department revenue decreased $202,000, primarily as a result of the decrease in occupancy. Department costs increased $33,000 despite the reduced activity as a result of a 2.1% increase in average food costs.

•
Recreational services and other revenue decreased $269,000 due to reduced occupancy and expiration of certain terms of the Cash Flow Sharing Agreement under which 50% of the County hotel rental tax proceeds were to be remitted to the trustee from December 1, 2008 through November 30, 2010 and applied as set forth in the indenture.  Proceeds recognized as income totaled $76,000 and $216,000 in 2011 and 2010, respectively.  As of June 30, 2011, $43,000 of the income had not been remitted to the trustee.  All other proceeds from the County hotel rental tax are remitted to the County.

ROCKY GAP GOLF COURSE AND HOTEL/MEETING CENTER,
A PROJECT OF MEDCO

Management’s Discussion and Analysis
For the Years Ended June 30, 2012 and 2011

Capital Asset and Debt Administration

Capital Assets

In 1996 MEDCO was requested to assist in the development of a golf course and hotel/meeting center in Rocky Gap State Park through issuance of its tax-exempt revenue bonds.  The proceeds of the bonds were used for the initial design, construction and furnishing of the Project.

The major capital asset event in 2012 was the investment of $75,000 in golf course equipment.

The major capital asset event in 2011 was the investment of $79,000 in golf course equipment.

Debt

As of June 30, 2012 and 2011, the Project had total debt outstanding of $52,605,800 and $51,654,800, respectively. None of the bond debt or notes payable to DBED totaling $52,599,000 and $51,610,000 as of June 30, 2012 and 2011, respectively, is backed by the full faith and credit of the State of Maryland or MEDCO. The bond debt is secured solely by the revenues of the Project.  The capital lease debt which totaled $7,000 and $45,000 as of June 30, 2012 and 2011, respectively, is backed by MEDCO.

During 2012 and 2011, additional SeriesC bonds totaling $1,020,000 were issued as payment of accrued interest due in the immediately preceding fiscal year on the Series 2008B bonds.

During 2010 the Project was advanced $288,000 pursuant to the terms of a promissory note with the Project’s management company.  The note was repaid in December 2010.

Additional information relating to debt is provided in Note 4 to the financial statements.

Contacting Management of MEDCO

This report is designed to provide Maryland citizens and taxpayers, and our customers, clients, investors, and creditors, with a general overview of the finances of the Project. If you have questions about this report or need additional information, contact Maryland Economic Development Corporation, 100 North Charles Street, Suite 630, Baltimore, MD 21201.

Independent Auditors’ Report

The Board of Directors of
Maryland Economic Development Corporation:

We have audited the accompanying balance sheets of Rocky Gap Golf Course and Hotel/Meeting Center (the Project), a project of Maryland Economic Development Corporation (MEDCO), as of June 30, 2012 and 2011, and the related statements of revenues, expenses and changes in net deficit and cash flows for the years then ended. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Project’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 1, the accompanying financial statements present only the Project and do not purport to, and do not, present the financial position of MEDCO as of June 30, 2012 and 2011, and the changes in its financial position and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rocky Gap Golf Course and Hotel/Meeting Center, a project of MEDCO, as of June 30, 2012 and 2011, and the changes in its financial position and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

We were engaged for the purpose of forming an opinion on the basic financial statements as a whole. The management’s discussion and analysis on pages 1 through 7 is presented for purposes of additional analysis and is not a required part of the basic financial statements but is supplementary information required by accounting principles generally accepted in the United States of America. We have applied certain limited procedures, which consisted principally of inquires of management regarding the methods of measurement and presentation of the required supplementary information. However, we did not audit the information and, therefore it is inappropriate to and we do not express an opinion on the supplementary information referred to above.

/s/ Stout, Causey & Horning, P.A.

October 3, 2012

  ROCKY GAP GOLF COURSE AND HOTEL/MEETING CENTER,
A PROJECT OF MEDCO

Balance Sheets
As of June 30,	2012	2011

Assets

Current Assets:
Cash and cash equivalents	$26,777	$201,432
Deposits with bond trustees - restricted	44,479	26,249
Accounts receivable, net of allowance for doubtful accounts of $4,467 and $11,843 in 2012 and 2011, respectively	387,391	516,305
Hotel inventory	101,579	148,516
Prepaid expenses and other assets	199,407	141,701

Total Current Assets	759,633	1,034,203

Non-current Assets:
Deposits with bond trustees - restricted	30,734	136,103
Prepaid expense	-	6,486
Capital assets:
Buildings and improvements	36,117,384	36,113,769
Furnishings and equipment	8,049,559	7,973,193
	44,166,943	44,086,962
Less accumulated depreciation	19,660,593	18,489,906

Net Capital Assets	24,506,350	25,597,056

Deferred financing costs, net of accumulated amortization of $18,336 and $13,219 in 2011 and 2010, respectively	184,196	189,313

Total Non-current Assets	24,721,280	25,928,958

Total Assets	$25,480,913	$26,963,161

Liabilities and Net Deficit

Current Liabilities:
Accounts payable and other accrued expenses	$847,512	$1,365,379
Sales taxes payable	175,108	217,120
Advances from related party	1,365,000	565,000
Accrued interest	8,378	14,692
Advance deposits	289,077	449,630
Management and service fees payable	30,102	29,600
Capital lease obligations	6,741	38,291

Total Current Liabilities	2,721,918	2,679,712

Non-current Liabilities:
Advances from related party	608,145	608,145
Accrued interest	7,065,172	6,247,572
Accrued ground rents	17,880,705	15,867,485
Deferred management and service fees payable	3,787,500	3,356,250
Capital lease obligations	-	6,741
Notes and bonds payable	52,599,102	51,609,723
Other liabilities	789,070	789,070

Total Non-current Liabilities	82,729,694	78,484,986

Total Liabilities	85,451,612	81,164,698

Commitments and Contingencies (Note 5)

Net Deficit:
Invested in capital assets, net of related debt	(11,521,197)	(10,463,663)
Restricted net deficit	(48,449,502)	(43,737,874)

Total Net Deficit	(59,970,699)	(54,201,537)

Total Liabilities and Net Deficit	$25,480,913	$26,963,161
The accompanying notes are an integral part of these financial statements.

ROCKY GAP GOLF COURSE AND HOTEL/MEETING CENTER,
A PROJECT OF MEDCO

Statements of Revenues, Expenses and Changes in Net Deficit
For the Years Ended June 30,	2012	2011

Operating Revenues:
Room rental	$3,530,828	$3,538,680
Food and beverage	3,377,985	3,683,069
Golf	885,812	927,725
Spa	337,046	328,749
Recreational services and other	295,173	439,051

Total Operating Revenues	8,426,844	8,917,274

Operating Costs and Expenses:
Rooms	846,939	897,442
Food and beverage	2,683,310	2,982,737
Golf	729,258	1,012,492
Spa	228,921	242,887
Recreational services and other	316,136	432,351

Undistributed Costs and Expenses:
Property operating costs	1,493,117	1,583,329
Administrative and general	1,226,239	1,151,062
Depreciation and amortization	1,189,888	1,221,112
Sales and marketing	816,604	940,688
Management and service fees	771,031	747,565
Ground rent	2,013,220	2,013,220

Total Costs and Expenses	12,314,663	13,224,885

Operating Loss	(3,887,819)	(4,307,611)

Non-operating Revenues (Expenses):
Interest income	29	26
Interest expense	(1,881,372)	(1,839,634)

Net Non-operating Expenses	(1,881,343)	(1,839,608)
Increase in Net Deficit	(5,769,162)	(6,147,219)

Net Deficit, beginning of year	(54,201,537)	(48,054,318)

Net Deficit, end of year	$(59,970,699)	$(54,201,537)
The accompanying notes are an integral part of these financial statements.

ROCKY GAP GOLF COURSE AND HOTEL/MEETING CENTER,
A PROJECT OF MEDCO

Statements of Cash Flows
For the Years Ended June 30,	2012	2011

Cash Flows from Operating Activities:
Cash received from guests	$ 8,400,089	$ 9,126,732
Cash paid for operating costs	(9,248,849)	(9,122,962)

Net Cash Provided by (Used in) Operating Activities	(848,760)	3,770

Cash Flows from Non-capital Financing Activities:
Proceeds from advances from related party	800,000	565,000
Payment on note payable	-	(287,994)
Interest paid on advances from related party	(72,951)	(2,022)
Interest paid on note payable	-	(6,648)

Net Cash Provided by Non-capital Financing Activities	727,049	268,336

Cash Flows from Capital and Related Financing Activities:
Principal payments on capital lease obligations	(38,291)	(34,834)
Interest paid on bonds, notes payable and capital lease obligations	(2,639)	(6,098)
Construction, development, and equipment expenditures	(99,182)	(109,079)

Net Cash Used in Capital and Related Financing Activities	(140,112)	(150,011)

Cash Flows from Investing Activities:
Net sales of deposits with bond trustees - restricted	87,139	11,887
Interest received	29	26

Net Cash Provided by Investing Activities	87,168	11,913
Net Increase (Decrease) in Cash and Cash Equivalents	(174,655)	134,008
Cash and Cash Equivalents, beginning of year	201,432	67,424
Cash and Cash Equivalents, end of year	$ 26,777	$ 201,432
Reconciliation of Operating Loss to Net Cash Provided by
(Used in) Operating Activities:
Operating loss	$ (3,887,819)	$ (4,307,611)
Adjustments to reconcile operating loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,189,888	1,221,112
Provision for doubtful accounts	(4,884)	(494)
Changes in operating assets and liabilities:
Accounts receivable	133,798	(11,812)
Hotel inventory	46,937	7,108
Prepaid expenses and other assets	(51,220)	4,862
Other non-current assets	-	21,440
Accounts payable and other accrued expenses	(517,867)	291,992
Sales taxes payable	(42,012)	134,443
Advance deposits	(160,553)	223,696
Accrued ground rents	2,013,220	2,013,220
Deferred management and service fees payable	431,752	405,814
Net Cash Provided by (Used in) Operating Activities	$ (848,760)	$ 3,770

Non-cash capital and related financing activities:
Issuance of 2008 SeriesC bonds as payment of accrued interest due on Series 2008B bonds	$ 1,020,000	$ 1,020,000
Amortization of deferred financing costs	$ 5,117	$ 5,116
Amortization of deferred advance refunding credit	$ 30,621	$ 30,622
The accompanying notes are an integral part of these financial statements.

ROCKY GAP GOLF COURSE AND HOTEL/MEETING CENTER,
A PROJECT OF MEDCO

Notes to Financial Statements
For the Years Ended June 30, 2012 and 2011

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND RELATED MATTERS

Ownership and Management

Rocky Gap Golf Course and Hotel/Meeting Center (Project), located in Rocky Gap State Park, Allegany County, Maryland, is a hospitality project of Maryland Economic Development Corporation (MEDCO).  The Project commenced operations on April 17, 1998.

On August 3, 2012, substantially all of the assets of the Project were sold (see Note 6).

Effective April 14, 2002, MEDCO entered into a management agreement with Crestline Hotels & Resorts, Inc. (Crestline) pursuant to which Crestline is providing management and administrative services for the Project. The management agreement, as amended, had a ten year term and expired on April 13, 2012.  The management agreement provided for a base fee of $25,000 per month, an incentive fee of 0.5% of revenues, as defined, and reimbursement of certain other costs incurred in connection with the operation of the Project. The incentive fee in any year was limited to 20% of the base management fee.  Crestline continued to manage the Project and their services were terminated August 3, 2012 (see Note 6).  The Maryland Industrial Development Financing Authority (MIDFA), an agency of the Department of Business and Economic Development of the State of Maryland (DBED), agreed to pay Crestline the difference between a minimum monthly management fee of $20,000 and the amount actually paid from available Project revenues, which was subject to a limitation of $17,600 per month and a total of $1,056,000. In any month that the MIDFA limitation applies, MEDCO agreed to pay the remaining $2,400 minimum management fee from its other resources.  There were no management fees paid by MIDFA or MEDCO during the years ended June 30, 2012 or 2011. Management fee expense for the years ended June 30, 2012 and 2011 was $339,781 and $341,315, respectively.

Pursuant to an interagency agreement, dated May 9, 1996, between MEDCO and the State of Maryland acting through the Department of Natural Resources (DNR), following completion of the Project, MEDCO was entitled to a service fee for administrative support and other services provided. The service fee in the initial year was $100,000. The fee increased $25,000 each year and payment was subordinated to all payments required under the bonds payable and related trust indenture. Due to the subordination provision, no service fees had been paid since inception of the Project. In December 2008, pursuant to the First Amendment to Ground Lease, the interagency grant agreement was terminated. At June 30, 2012 and June 30, 2011, accrued service fees pursuant to the interagency agreement were $2,358,333.

Pursuant to a cash flow sharing agreement, dated December 1, 2008, between MEDCO, DBED, DNR and County Commissioners of Allegany County (Cash Flow Sharing Agreement), MEDCO is entitled to a service fee for administrative support and other services provided. The service fee for the 12-month periods ending March 31, 2012 and 2011 was $425,000 and $400,000, respectively. The fee increases $25,000 each year, is payable in arrears and is to be paid, without interest, from available funds as set forth in the agreement. At June 30, 2012 and 2011 the accrued service fees pursuant to the cash flow sharing agreement were $1,429,167 and $997,917, respectively.  Service fee expense for the years ended June 30, 2012 and 2011 was $431,250 and $406,250, respectively.

ROCKY GAP GOLF COURSE AND HOTEL/MEETING CENTER,
A PROJECT OF MEDCO

Notes to Financial Statements
For the Years Ended June 30, 2012 and 2011

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIESAND RELATED MATTERS – continued

Ownership and Management - continued

MEDCO has advanced funds to the project for working capital needs. The outstanding advances totaled $1,981,523 and $1,187,837 as of June 30, 2012 and 2011, respectively, including accrued interest of $8,378 and $14,692 at June 30, 2012 and 2011, respectively. Interest expense on the advances totaled $66,637 and $16,714 for the years ended June 30, 2012 and 2011, respectively. At June 30, 2012 and 2011, $608,145 of the outstanding advances are subordinate to the bonds and are included as long term on the balance sheet.

Basis of Presentation

The accompanying financial statements present the financial position, changes in financial position and cash flows of the Project based on amounts specifically identifiable in MEDCO’s accounting records. The Project is a project of MEDCO and as such, all financial data presented herein are also included in the financial statements of MEDCO as of and for the years ended June 30, 2012 and 2011. However, the accompanying financial statements present only the Project and do not purport to, and do not, present the financial position of MEDCO as of June 30, 2012 and 2011, and the changes in its financial position and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. MEDCO utilizes the economic resources measurement focus and accrual basis of accounting in preparing these financial statements, wherein revenues are recognized when earned and expenses are recognized when incurred. Also, in preparing these financial statements, MEDCO has adopted paragraph 6 of Statement No. 20 of the Governmental Accounting Standards Board (GASB) titled Accounting and Financial Reporting for Proprietary Funds and Other Governmental Entities that use Proprietary Fund Accounting under which MEDCO has applied only the applicable Financial Accounting Standards Board pronouncements issued on or before November 30, 1989, unless they conflict with GASB pronouncements.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses recognized during the reporting period.  Actual results may differ from those estimates.

Cash and Cash Equivalents

Short-term investments with maturities of three months or less at the date of purchase are classified as cash equivalents, except that any such investments purchased with funds on deposit with the bond trustee are classified with such deposits.

ROCKY GAP GOLF COURSE AND HOTEL/MEETING CENTER,
A PROJECT OF MEDCO

Notes to Financial Statements
For the Years Ended June 30, 2012 and 2011

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND RELATED MATTERS – continued

Cash and Cash Equivalents - continued

Through December 31, 2012 all non-interest bearing transaction accounts are fully insured, regardless of the balance of the account, at all Federal Deposit Insurance Corporation (FDIC) insured institutions.  Interest bearing accounts at all FDIC insured institutions are insured up to $250,000.  Periodically, the Project’s cash balances that are maintained with a single financial institution exceed the FDIC insured limits.  Management believes this to be a normal business risk as the deposits are further protected through collateralization as described below.

The Project is required by Section 22(a) of Article 95 of the Annotated Code of Maryland to collateralize deposits in banks in excess of federal deposit insurance.  Satisfactory collateral is enumerated at Section 6-202 of the State Finance and Procurement Article of the Annotated Code of Maryland.  Bank accounts were properly collateralized as of June 30, 2012 and 2011.

Renewal and Replacement Fund

Pursuant to the First Amended and Restated Trust Indenture and the Second Amended and Restated Trust Indenture, a renewal and replacement fund has been established by the Project in order to provide cash reserves to be used to fund future capital additions to the Project.  The fund is included in Deposits with Bond Trustees as of June 30, 2012 and 2011 (see Note 2).

Through October 31, 2007, the annual funding to the renewal and replacement fund was 3% of revenues up to an aggregate amount totaling $300,000.  Commencing on November 1, 2007, the annual funding to the renewal and replacement fund was 4% of revenues. The required funding was reduced by qualified renewal and replacement expenditures.

Effective December 1, 2008, the annual funding requirement to the renewal and replacement fund for each fiscal year is 5% of revenues with interest earned and profits realized as a result of the investment of amounts representing prior deposits credited against the funding requirement. Pursuant to the Second Amended and Restated Trust Indenture, an initial deposit of $600,000 was made to the fund upon closing of the Series 2008 bonds.  Also, pursuant to the Second Amended and Restated Trust Indenture, 50% of the proceeds of County hotel rental tax assessed against the property and collected from customers through November 30, 2010 (County hotel rental tax), as authorized under Subtitle 3 of Article 24 of the Annotated Code of Maryland, shall be deposited into the renewal and replacement fund.  During the years ended June 30, 2012 and 2011, the amounts due to the renewal and replacement fund totaled $421,342 and $444,173 of which $13 and $81,408, had been deposited and represented interest earned or County hotel rental tax.  At June 30, 2012 and 2011, the fund was underfunded by $1,629,169 and $1,207,840, respectively.

ROCKY GAP GOLF COURSE AND HOTEL/MEETING CENTER,
A PROJECT OF MEDCO

Notes to Financial Statements
For the Years Ended June 30, 2012 and 2011

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND RELATED MATTERS – continued

Hotel Inventory

Hotel inventory, consisting primarily of food and beverage, is stated at the lower of cost or market.  Cost is generally determined by the first-in, first-out (FIFO) method.

Accounts Receivable

The Project extends credit to group customers without requiring collateral.  For certain contracts, the Project requires advance deposits prior to services being performed.  The Project utilizes the allowance method to provide for doubtful accounts based on historical collection rates and average accounts receivable balances existing during the preceding year.  Receivables are written off when it is determined amounts are uncollectible.  The balance of the allowance for doubtful accounts as of June 30, 2012 and 2011 was $4,467 and $11,843, respectively.

Capital Assets and Depreciation

Capital assets are carried at cost including interest, carrying charges, salaries and related costs, and preconstruction costs associated with the development of the Project.  Capital assets are evaluated for impairment on an annual basis under GASB Statement No. 42, Accounting and Financial Reporting for Impairment of Capital Assets for Insurance Recoveries (GASB No. 42).  GASB No. 42 requires an evaluation of prominent events or changes in circumstances affecting capital assets to determine whether impairment of a capital asset has occurred.  Such events or changes in circumstances that may be indicative of impairment include evidence of physical damage, enactment or approval of laws or regulations or other changes in environmental factors, technological changes or evidence of obsolescence, changes in the manner or duration of use of a capital asset, and construction stoppage.  As of June 30, 2012 and 2011, management does not believe that the capital assets of the project meet the criteria for impairment as set forth in GASB No. 42.

Depreciation of buildings and improvements is computed using the straight-line method over useful lives of 40 years and 15 years, respectively. Furnishings and equipment are depreciated over three to five years using the straight-line method.

Deferred Financing Costs

Deferred financing costs represent issuance and other costs associated with the issuance of the bonds. These costs are amortized to interest expense using the effective interest method over the term of the bonds.

ROCKY GAP GOLF COURSE AND HOTEL/MEETING CENTER,
A PROJECT OF MEDCO

Notes to Financial Statements
For the Years Ended June 30, 2012 and 2011

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND RELATED MATTERS – continued

Income Taxes

MEDCO qualifies for tax-exempt status under Section 501(c)(4) of the Internal Revenue Code and Section 10-104 of the Tax-General Article of the Annotated Code of Maryland. Accordingly, no provision or benefit for income taxes is included in the accompanying financial statements.

Net Deficit

Net deficit is presented as either invested in capital assets, net of related debt or restricted net deficit.  Net deficit invested in capital assets, net of related debt, represents the difference between capital assets, including deferred financing costs, and the related debt obligations. Restricted net deficit represents the difference between net deficit invested in capital assets, net of related debt and total net deficit, as all other funds are restricted to their use under the terms of the trust indenture.

Revenue Recognition

Rooms, food and beverage, golf, spa, recreational services and other revenues are recognized as earned when services are provided and items are sold.

Transaction Based Taxes

Transaction based taxes such as sales taxes, host taxes, and park taxes are billed and collected from customers upon checkout and are remitted to the appropriate government authority.  Sales taxes are remitted on a monthly basis and host and park taxes are remitted as funds are available.   These taxes are recorded in the financial statements on a net basis.

Classification of Revenues and Expenses

Revenues and expenses related to the day-to-day activities of the Project are reported as operating revenues and expenses. Other revenues and expenses, consisting of interest income and interest expense, are reported as non-operating revenues and expenses.

Advertising Costs

Advertising costs are expensed as incurred. Advertising expenses were approximately $235,000 and $344,000 during the years ended June 30, 2012 and 2011, respectively.

ROCKY GAP GOLF COURSE AND HOTEL/MEETING CENTER,
A PROJECT OF MEDCO

Notes to Financial Statements
For the Years Ended June 30, 2012 and 2011

2.	DEPOSITS WITH BOND TRUSTEES

Pursuant to the provisions of the trust indenture relating to the bonds payable (see Note 4), deposits with bond trustee include the following reserve funds and restricted accounts as of June 30:

	2012	2011
Current Assets:
Working capital and operating expense fund	$44,479	$26,249

Current Portion	$44,479	$26,249

Non-current Assets:
Renewal and replacement fund	$30,734	$136,103

Non-current Portion	$30,734	$136,103

Total Deposits with Bond Trustee	$75,213	$162,352

The trust indenture authorizes MEDCO or its trustee bank to invest the deposits as detailed under Credit Risk below. Interest earned on these investments was $29 and $26 for the years ended June 30, 2012 and 2011, respectively. Except for mutual funds, which are not evidenced by securities, the securities investments are held in safekeeping by the trustee in MEDCO’s name. Deposits with bond trustees consist of mutual funds and are carried at cost, which approximates fair value, as of June 30, 2012 and 2011.

The trust indenture was amended and restated in December 2008 (Second Amended and Restated Trust Indenture) in conjunction with the issuance of the Series 2008 bonds. Under the terms of the Second Amended and Restated Trust Indenture new funds and accounts were created and initial deposits were made. The initial deposits made pursuant to the terms of the Second Amended and Restated Trust Indenture consisted of $209,913 withdrawn from the funds and accounts established under the First Restated Indenture and deposited in the operating expense fund and, on the closing date of the Series 2008 bonds, $600,000 was deposited in the renewal and replacement fund and $400,000 was deposited in the operating reserve fund.  The funds deposited into the renewal and replacement and operating reserve funds were received from MEDCO and DBED, respectively.

ROCKY GAP GOLF COURSE AND HOTEL/MEETING CENTER,
A PROJECT OF MEDCO

Notes to Financial Statements
For the Years Ended June 30, 2012 and 2011

2.	DEPOSITS WITH BOND TRUSTEES – continued

Under the terms of the Second Amended and Restated Trust Indenture, all Project revenues are required to be deposited in a revenue fund and are allocable to the other funds and accounts in specified priorities. Under the allocation provisions, revenues are first applied to make payments due and payable on any outstanding funds drawn on the line of credit provided by MEDCO to pay operating expenses for the Project (if applicable), the rebate fund (if necessary), the operating expense fund, the operating reserve fund, the renewal and replacement fund, and to the surplus fund. On June 30 of each year the trustee shall transfer the balance on deposit in the surplus fund to the excess cash flow fund. Moneys on deposit in the excess cash flow fund shall be applied in specified priority on each release date, which is the earlier of any business day within 20 days of receipt by the trustee of the audited financial statements of the Project or 140 days following the end of the fiscal year.  Under the allocation provisions, moneys on deposit are first applied to the payment of interest due on the Series 2008B bonds as of the fiscal year-end immediately preceding the release date, and then to the outstanding principal of the Series 2008B bonds pursuant to an optional redemption. After payment in full of the Series 2008B bonds, any excess moneys are applied to the payment of the outstanding principal of the Series 2008C bonds pursuant to an optional redemption. After payment in full of the Series 2008C bonds, any excess moneys are applied first to the payment of interest due on the Series 2008A bonds as of the fiscal year end immediately preceding the release date, and then to the outstanding principal of the Series 2008A bonds pursuant to an optional redemption. After payment in full of the Series 2008B bonds, the Series 2008C bonds and the Series 2008A bonds, any excess moneys are to be distributed in accordance with the Cash Flow Sharing Agreement.

Pursuant to the terms of the Cash Flow Sharing Agreement, the application of moneys, if any, remaining on deposit in the excess cash flow fund are to be distributed by the trustee in specified priority. Payments are to be made first to DBED, DNR, County Commissioner of Allegany County and MEDCO for accrued obligations defined as accrued and unpaid interest as of December 1, 2008 on the Series 1996B bonds, 1996 DBED loan, and 2003 DBED loan, accrued and unpaid ground rent, surcharge revenues as defined in the ground lease, host community fees, MEDCO service fees and MEDCO advances to the project as of December 1, 2008.  Accrued obligations are payable 56.68% to DBED, 26.58% to DNR, 1.57% to County Commissioner of Allegany County and 15.17% to MEDCO until all accrued obligations have been paid in full. Thereafter, payments are to be made to DBED, DNR and MEDCO for accruing obligations defined as the Series 2008D bonds, the 1996 DBED loan, the 2001 DBED loan, the accruing ground lease obligation and accruing MEDCO service fees subsequent to December 1, 2008.  Accruing obligations are payable  33-1/3% to each of DBED, DNR and MEDCO until all accruing obligations have been paid in full; provided, however, that if at any time all accruing obligations owing to any one of such three payees have been fully paid, then the percentage of available funds paid to the remaining two payees shall increase to 50%, and if at any time all accruing obligations owing to any two of such payees have been fully paid, then the percentage of available funds paid to the remaining payee shall increase to 100%.  As of June 30, 2012 and 2011, there was no balance in the excess cash flow fund for distribution by the trustee.

ROCKY GAP GOLF COURSE AND HOTEL/MEETING CENTER,
A PROJECT OF MEDCO

Notes to Financial Statements
For the Years Ended June 30, 2012 and 2011

2.	DEPOSITS WITH BOND TRUSTEES – continued

The deposits with bond trustees are subject to certain risks including the following:

Interest Rate Risk – The trustee has limited investments to mutual funds that invest in U.S. government securities that can be liquidated at any time to meet the cash flow requirements of the Project as a means of managing interest rate risk.  As a result, the Project is not subject to interest rate risk.

Credit Risk – The Project’s trust indenture limits MEDCO’s investments to government obligations; obligations of federal agencies; certificates of deposit issued by and time deposits with commercial banks, trust companies or savings and loan associations; repurchase agreements for government obligations; obligations issued by the Federal National Mortgage Association and Federal Home Loan Mortgage Corporation; senior debt obligations of the Federal Home Loan Bank System; commercial paper; U.S. dollar denominated deposit accounts; money market funds; public sector investment pools so long as MEDCO’s deposit does not exceed 5% of the aggregate pool balance at any time; bonds or other obligations of any state of the United States of America, agency, instrumentality or local government unit of any such state which are not callable at the option of the obligor prior to maturity; general obligations of states; and investment agreements. As defined in the trust indenture, certain investments listed above must meet specific requirements to be a qualifying investment, such as high rating qualifications based on information from the major rating agencies, collateralization requirements, guaranteed repayment, and maturity requirements. The Project’s investments were in compliance with these limitations at June 30, 2012 and 2011.

Concentration of Credit Risk – MEDCO’s investment policy does not limit the amount that may be invested in any one issuer except for public sector pool funds as described under Credit Risk above.  The Project held no investments in public sector pool funds or commercial paper as of June 30, 2012 and 2011.

Custodial Risk – MEDCO is not subject to custodial risk because mutual funds are not evidenced by securities that exist in physical form and all other deposits are held in the Project’s name.

ROCKY GAP GOLF COURSE AND HOTEL/MEETING CENTER,
A PROJECT OF MEDCO

Notes to Financial Statements
For the Years Ended June 30, 2012 and 2011

3.	CAPITAL ASSETS

Capital asset activity for the years ended June 30, 2012 and 2011 is summarized as follows:

2012	Beginning balance	Additions	Retirements	Ending balance
Buildings and improvements	$36,113,769	$3,615	$-	$36,117,384
Furnishings and equipment	7,973,193	95,567	(19,201)	8,049,559

	44,086,962	99,182	(19,201)	44,166,943

Less: accumulated depreciation for:
Buildings and improvements	(11,177,820)	(904,258)	-	(12,082,078)
Furnishings and equipment	(7,312,086)	(285,630)	19,201	(7,578,515)

	(18,489,906)	(1,189,888)	19,201	(19,660,593)

Net Capital Assets	$25,597,056	$(1,090,706)	$-	$24,506,350

2011	Beginning balance	Additions	Retirements	Ending balance
Buildings and improvements	$36,113,769	$-	$-	$36,113,769
Furnishings and equipment	7,874,902	109,079	(10,788)	7,973,193

	43,988,671	109,079	(10,788)	44,086,962

Less: accumulated depreciation for:
Buildings and improvements	(10,273,634)	(904,186)	-	(11,177,820)
Furnishings and equipment	(7,005,948)	(316,926)	10,788	(7,312,086)

	(17,279,582)	(1,221,112)	10,788	(18,489,906)

Net Capital Assets	$26,709,089	$(1,112,033)	$-	$25,597,056

ROCKY GAP GOLF COURSE AND HOTEL/MEETING CENTER,
A PROJECT OF MEDCO

Notes to Financial Statements
For the Years Ended June 30, 2012 and 2011

4.	DEBT

Debt consists of the following as of June 30:

	2012	2011

Bonds payable
2008 Taxable First Lien Refunding
Revenue Bonds Series 2008A	$7,000,000	$7,000,000
2008 Tax-Exempt Second Lien Refunding
Revenue Bonds Series 2008B	17,000,000	17,000,000
2008 Taxable Third Lien Excess Cash Flow Recovery Refunding
Revenue Bonds Series 2008C	20,407,100	19,387,100
2008 Taxable Fourth Lien Excess Cash Flow Recovery Refunding
Revenue Bonds Series 2008D	3,470,000	3,470,000

Total bonds payable	47,877,100	46,857,100

Notes payable
Notes payable to Department of Business and Economic
Development (DBED)
Note due May 1, 2021	3,000,000	3,000,000
Note originally due November 1, 2004	1,500,000	1,500,000

Total notes payable	4,500,000	4,500,000

	52,377,100	51,357,100

Add: deferred advance refunding credit	222,002	252,623

Total bonds and notes payable	52,599,102	51,609,723
Less: current portion	-	-

Bonds and notes payable, less current portion	52,599,102	51,609,723

Capital lease payable:
Capital lease bearing interest at 9.5% with monthly payments of principal and interest due from August 15, 2009 to August 15, 2012	6,741	45,032
Less: current portion	(6,741)	(38,291)
Non-current capital lease	-	6,741
Total non-current long-term debt	$52,599,102	$51,616,464

ROCKY GAP GOLF COURSE AND HOTEL/MEETING CENTER,
A PROJECT OF MEDCO

Notes to Financial Statements
For the Years Ended June 30, 2012 and 2011

4.	DEBT – continued

On December 1, 2008, the Project issued $45,242,100 of Series 2008 A, B, C and D bonds to refund $29,770,000 of outstanding Series 1996 A and B bonds, $11,442,100 of accrued and unpaid interest on the 1996 Series A bonds, and $4,000,000 of notes payable due to DBED.   The Series 2008A bonds bear interest at a fixed rate of 6%, the Series 2008B bonds bear interest at a fixed rate of 6%, the Series 2008C bonds are non-interest bearing, and the series 2008D bonds bear interest at 8.00%.  To the extent that cash is not available to pay accrued interest on the Series 2008B bonds due in the immediately preceding fiscal year, payments of interest should be made through the issuance of additional Series C bonds.  During each of the years ended June 30, 2012 and 2011, $1,020,000 of Series C bonds were issued as payment of accrued interest due on the Series B bonds.  All Series 2008 bonds mature on July 1, 2048. $3,500,000 of the Series 2008A bonds are held by MEDCO.  The bonds are limited obligations of MEDCO and are payable solely from the Project's revenues as defined in the trust indenture.

As a result of the refunding, the Project increased its aggregate debt service payments by approximately $51,087,000 over the next 40 years and obtained an economic gain of approximately $16,065,000.  The Project also recorded a deferred refunding credit of $331,727 in accordance with GASB Statement No. 23 titled Accounting and Financial Reporting for Refundings for Debt Reported by Proprietary Activities.  The deferred refunding credit is the excess of the net carrying amount of the refunded debt over the reacquisition price of the new debt on the date of the refunding.  This credit is amortized to interest expense using the straight-line method over the term of the Series 1996 bonds, which is not materially different from the effective interest method.

The interest cost on the 2008 Series bonds was $1,717,600 for the years ending June 30, 2012 and 2011.

The notes payable to DBED due in 2021 and 2004 are unsecured. The note due in 2021 was issued in 1996 and provided for quarterly payments of principal and interest beginning May 1, 2006, with interest accruing at 4% beginning on May 1, 2001, resulting in an initial effective interest rate of 2.97%. The Project was unable to make the principal and interest payments due and additional interest was being accrued over the remaining term of the note at an effective interest rate of 3.23%.  Pursuant to the terms of the Cash Flow Sharing Agreement, unpaid interest on the note at the date of the agreement, which totaled $930,000, is payable from available funds, as defined, based upon specified percentages for accrued obligations due DBED, DNR, MEDCO and Allegany County. After the accrued obligations have been paid in full, the note and interest accruing after the date of the agreement is payable from available funds, as defined, based upon a split of 33-1/3% each for accruing obligations due DBED, DNR and MEDCO. The note due in 2004 is non-interest bearing and was not required to be paid at maturity under the subordination agreement relating to the note because the balances in the Series 1996A debt service reserve fund and the operating reserve and renewal and replacement funds did not meet their respective requirements. Pursuant to the terms of the Cash Flow Sharing Agreement, after the accrued obligations have been paid in full, the note is payable from available funds, as defined, based upon a split of 33-1/3% each for accruing obligations due DBED, DNR and MEDCO.  Interest expense incurred on these notes was $120,000 for the years ending June 30, 2012 and 2011.

ROCKY GAP GOLF COURSE AND HOTEL/MEETING CENTER,
A PROJECT OF MEDCO

Notes to Financial Statements
For the Years Ended June 30, 2012 and 2011

4.	DEBT – continued

On April 1, 2009, the Project obtained a loan that allowed for borrowings up to $400,000 from Crestline for working capital purposes. The terms of the loan agreement required that the Project pay 8% interest on the outstanding loan balance each month after the first funds were withdrawn and continuing until the outstanding loan balance was paid in full.  The loan expired on December 31, 2010 and was repaid.  Interest expense on the loan was $4,728 for the year ended June 30, 2011.

Under the existing terms of the debt instruments future payments on the debt are due as follows as of June 30, 2012:

	Total	Principal	Interest
2013	$4,407,600	$2,570,000	$1,837,600
2014	1,979,800	185,000	1,794,800
2015	1,982,400	195,000	1,787,400
2016	1,979,600	200,000	1,779,600
2017	1,986,600	215,000	1,771,600
2018-2022	9,850,000	1,135,000	8,715,000
2023-2027	8,588,000	-	8,588,000
2028-2032	8,588,000	-	8,588,000
2033-2037	8,588,000	-	8,588,000
2038-2042	8,588,000	-	8,588,000
2042-2047	8,588,000	-	8,588,000
2048-2049	49,594,700	47,877,100	1,717,600
	$114,720,700	$52,377,100	$62,343,600

The principal maturities for 2013 include the balance of the note to DBED due November 1, 2004 of $1,500,000 and unpaid principal payments on the note to DBED due May 1, 2021 of $20,000, $100,000, $155,000, $205,000, $220,000, $110,000, $120,000 and $140,000 due in 2006, 2007, 2008, 2009, 2010, 2011, 2012 and 2013, respectively.  These amounts are classified as non-current on the accompanying balance sheet as of June 30, 2012 and June 30, 2011 as the notes are subordinate to the Series 2008 bonds, as governed by the Second Amended and Restated Trust Indenture and the Cash Flow Sharing Agreement.

The Project is obligated under a capital lease agreement for equipment, which expires in August 2012.  The cost of the equipment under the capital lease is included in the accompanying balance sheets as furnishings and equipment and totaled $106,479 as of June 30, 2012 and 2011.  Accumulated depreciation of the leased equipment totaled $86,760 and $31,944 as of June 30, 2012 and June 30, 2011, respectively.  Depreciation of assets under the capital lease is included in depreciation expense.  Interest expense incurred on the capital lease obligation was $2,639 and $6,098 for the years ended June 30, 2012 and June 30, 2011, respectively.

ROCKY GAP GOLF COURSE AND HOTEL/MEETING CENTER,
A PROJECT OF MEDCO

Notes to Financial Statements
For the Years Ended June 30, 2012 and 2011

4.	DEBT – continued

   Future minimum payments under the agreement as of June 30, 2012 are summarized as follows:

Year ending June 30,:
2013	6,821
6,821
Less: amounts representing interest	(80)
Present value of minimum payments under capital lease obligations	$6,741

Debt activity for the years ended June 30, 2012 and 2011 is summarized as follows:

			Capital
	Bonds	Notes	Lease
	Payable	Payable	Obligations	Total
Balance June 30, 2010	$45,837,100	$4,787,994	$79,866	$50,704,960
Additions	1,020,000	-	-	1,020,000
Reductions	-	(287,994)	(34,834)	(322,828)
Balance June 30, 2011	46,857,100	4,500,000	45,032	51,402,132
Additions	1,020,000	-	-	1,020,000
Reductions	-	-	(38,291)	(38,291)
Balance June 30, 2012	47,877,100	4,500,000	6,741	52,383,841
Add: deferred advance refunding credit	222,002	-	-	222,002
	$48,099,102	$4,500,000	$6,741	$52,605,843

Due within one year	$-	$-	$6,741	$6,741

ROCKY GAP GOLF COURSE AND HOTEL/MEETING CENTER,
A PROJECT OF MEDCO

Notes to Financial Statements
For the Years Ended June 30, 2012 and 2011

5.	COMMITMENTS AND CONTINGENCIES

Ground Lease

The land underlying the Project is leased from DNR under a non-cancelable operating lease, as amended December 1, 2008, expiring on April 30, 2065. Rent payable under the lease was $200,000 in the initial lease year (which commenced April 1, 1998), and increases by $50,000 each lease year thereafter. Payment of the rent is subordinated to all payments required under the bonds payable and the related trust indenture. Pursuant to the terms of the Cash Flow Sharing Agreement, accrued and unpaid ground rent at the date of the agreement, which totaled $4,716,667, is payable from available funds, as defined, based upon specified percentages for accrued obligations due to DBED, DNR, MEDCO and Allegany County. After the accrued obligations have been paid in full, rent accruing after the date of the agreement is payable from available funds, as defined, based upon a split of 33-1/3% each for accruing obligations due DBED, DNR and MEDCO. Due to the subordination provision, no ground lease rents have been paid since inception of the Project. At June 30, 2012 and 2011, accrued ground rents were $17,880,705 and $15,867,485, respectively, including the effects of using the straight-line basis to recognize rent expense ($10,305,705 and $9,154,985 at June 30, 2012 and 2011, respectively).

Future minimum rent payments are due as follows for the year ending June 30:

2013	$8,487,500
2014	962,500
2015	1,012,500
2016	1,062,500
2017	1,112,500
2018-2022	6,312,500
2023-2027	7,562,500
2028-2032	8,812,500
2033-2037	10,062,500
2038-2042	11,312,500
2043-2047	12,562,500
2048-2052	13,812,500
2053-2057	15,062,500
2058-2062	16,312,500
2063-2065	9,795,833
$124,245,833

ROCKY GAP GOLF COURSE AND HOTEL/MEETING CENTER,
A PROJECT OF MEDCO

Notes to Financial Statements
For the Years Ended June 30, 2012 and 2011

5.	COMMITMENTS AND CONTINGENCIES – continued

Ground Lease – continued

The payments due in 2013 include accrued rents for years ending June 30, 2012 and prior of $7,575,000.  The entire balance is classified as non-current on the accompanying balance sheet as of June 30, 2012 and 2011 as the rents are subordinate to the Series 2008 bonds, as governed by the Second Amended and Restated Trust Indenture and the Cash Flow Sharing Agreement.

Host Community Agreement

Pursuant to an interagency agreement, dated April 1, 1996, between the County Commissioners of Allegany County, Maryland, and the State of Maryland acting through DNR, the Project was required to pay a monthly fee to Allegany County, Maryland equal to 2.5% of room rentals in lieu of paying room taxes or admissions and amusements taxes in connection with the Project. In addition, beginning in June 1999, MEDCO was required to pay an annual fee of $65,000, subject to consumer price index adjustments.  In December 2008, pursuant to the First Amendment to Ground Lease, the interagency agreement was terminated. In December 2008, pursuant to the Cash Flow Sharing Agreement, the Host Community Agreement was terminated. Fees payable at June 30, 2012 and 2011 were $306,774.

Pursuant to the terms of the Cash Flow Sharing Agreement, effective December 1, 2008, MEDCO agreed to assess the County’s hotel room tax at the Project at the County’s prevailing rate (8% as of June 30, 2012 and 2011). Fifty percent (50%) of the proceeds of the County hotel rental tax assessed and collected through November 30, 2010 shall be paid over to the trustee and applied as set forth in the indenture. All other proceeds from the County hotel rental tax are paid over to the County monthly. As of June 30, 2012 and 2011, $42,619 has not been funded to the trustee.

Leases

The Project has several non-cancelable operating leases for equipment expiring at various dates through 2016. Rental expense under the leases was $60,770 and $125,675 in 2012 and 2011, respectively.  Future minimum payments under operating leases with initial or remaining lease terms of one year or more consist of the following for the year ending June 30:

2013	$37,525
2014	6,409
2015	5,121
2016	2,560
$51,615

ROCKY GAP GOLF COURSE AND HOTEL/MEETING CENTER,
A PROJECT OF MEDCO

Notes to Financial Statements
For the Years Ended June 30, 2012 and 2011

6.	SUBSEQUENT EVENT

On August 3, 2012, substantially all assets of the Project were sold to Lakes Entertainment (Lakes) via an Asset Purchase Agreement (the Agreement).  The Project was sold for $6,901,110.  In conjunction with the sale, the ground lease was assigned to Lakes and all liabilities of the Project due to the Department of Business and Economic Development and the Department of Natural Resources were forgiven.  MEDCO contributed $3,000,000 at closing, $1,365,000 of which was repaid to MEDCO for its operating advances to the Project and $1,500,000, which is due to MEDCO and is expected to be repaid with interest from payments by Lakes per the amended and restated ground lease.  Subsequent to the sale of the assets and forgiveness of certain indebtedness, MEDCO retained assets totaling $1,014,357 and remained obligated for liabilities totaling $1,515,465.  Any excess cash remaining after the settlement of these assets and liabilities will be distributed to the bondholders.